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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   May 3, 1999

                          ---------------------------


                                  VENCOR, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                       001-14057              61-1323993
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
incorporation or organization)                               Identification No.)


                                One Vencor Place
                            680 South Fourth Street
                              Louisville, Kentucky
                    (Address of principal executive offices)
                                   40202-2412
                                   (Zip Code)

      Registrant's telephone number, including area code:  (502) 596-7300

                                 Not Applicable
         (Former name or former address, if changed since last report.)



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Items 1-4.  Not Applicable.

Item 5.  Other Information.


    Vencor, Inc. (the "Company") announced that it has elected not to make the interest payment of approximately $14.8 million due today on the Company's $300 million 9 7/8% Guaranteed Senior Subordinated Notes due 2005 (the "Notes").

    The indenture under which the Notes were issued provides for a 30-day grace period before an Event of Default will occur due to the nonpayment of interest. If the interest payment is not made within the 30-day grace period, the Notes may be declared immediately due and payable. However, if the Company's senior bank debt has not been accelerated, the Notes may not be accelerated until five days after notice is given to the Company's senior bank lenders. The Notes are a general unsecured obligation of the Company and rank subordinate in right of payment to the Company's senior bank debt and lease obligations.

    As previously announced, the Company continues to negotiate with its senior bank lenders and with Ventas, Inc. ("Ventas") in an effort to obtain a sustainable capital structure for the Company and a reduction in the rents paid by the Company to Ventas. The Company also intends to negotiate with the holders of the Notes as part of this effort.

    Certain statements set forth above, including, but not limited to, statements containing the words "anticipates," "believes," "expects," "intends," "will," "may" and similar words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include, without limitation, the Company's ability to amend or refinance its existing debt and lease obligations or otherwise adjust its current financial structure, the increase in the Company's cost of borrowing, its ability to attract patients and the effects of healthcare reform and legislation on the Company's business strategy and operations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of the future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

     A copy of the press release is included as an exhibit to this filing and is incorporated herein by reference.

Item 6.  Not Applicable.

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Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

             Not applicable.

         (b) Pro forma financial information.

             Not applicable.

         (c) Exhibits.

             Exhibit 99.1  Press Release dated May 3, 1999.

Items 8-9.  Not Applicable.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             VENCOR, INC.



Dated:  May 3, 1999                          By: /s/ Richard A. Lechleiter
                                                 ------------------------------
                                                 Richard A. Lechleiter
                                                 Vice President, Finance,
                                                 Corporate Controller and
                                                 Treasurer

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